UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2006

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On February 27, 2006, PPL Corporation ("PPL" or the "Company") announced that William F. Hecht will retire as the Company's Chairman and Chief Executive Officer before the end of 2006, and James H. Miller, currently the Company's President and Chief Operating Officer, will become Chairman and Chief Executive Officer upon Mr. Hecht's retirement. A date for Mr. Hecht’s retirement and Mr. Miller’s promotion has not yet been determined. PPL will file an amendment to this Form 8-K after that date is determined.

Section 7 - Regulation FD
Item 7.01 Regulation FD Disclosure
On March 1, 2006, John R. Biggar, Executive Vice President and Chief Financial Officer of PPL, will discuss the Company’s corporate strategy and general business outlook with investors and financial analysts at the Northeast Seminar in Boston, Massachusetts. During this discussion, it is expected that Mr. Biggar will reaffirm the Company’s previously announced earnings forecasts of $2.15 to $2.25 per share for 2006; a four to five percent increase in earnings per share in 2007 versus 2006; and an 11 percent compound annual growth in earnings per share through 2010, based on 2005 per share earnings from ongoing operations of $2.08.

In addition to the discussion at the Northeast Seminar, representatives of PPL will be talking with analysts and investors during various meetings and discussions throughout March 2006. Unless it publicly discloses otherwise, PPL expects that during these meetings and discussions it will reaffirm the Company’s earnings forecasts.

 "Earnings from ongoing operations" excludes the impact of unusual items. Earnings from ongoing operations should not be considered as an alternative to net income, or reported earnings, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL Corporation believes that earnings from ongoing operations, although a non-GAAP measure, is also useful and meaningful to investors because it provides them with the company's underlying earnings performance as another criterion in making their investment decisions. PPL Corporation's management also uses earnings from ongoing operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Statements contained in this Form 8-K with respect to future earnings are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; market prices for crude oil and the potential impact on synthetic fuel tax credits and our synthetic fuel operations; weather conditions affecting customer energy usage, generation plant and transmission and distribution system operation and operating costs; competition in, and liquidity of, power markets; the effect of any business or industry restructuring; the profitability and liquidity, including access to capital markets and credit facilities, of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset acquisitions and dispositions; any impact of 2005’s hurricanes on our business, including any impact on fuel prices; receipt of necessary government permits, approvals and rate relief; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Matt Simmons Matt Simmons Vice President and Controller

Dated: February 27, 2006